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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 25, 2016
Fitbit, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001- 37444	20-8920744

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

405 Howard Street
San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)

(415) 513-1000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Fitbit, Inc. (the “Company”) approved the Company's Bonus Plan (the “Bonus Plan”). The Bonus Plan provides for the potential payment of cash bonuses to selected employees of the Company, including the Company’s executive officers. Bonuses will be paid as soon as practicable after the Company announces its financial results for the fiscal year, which generally occurs in the first quarter of the succeeding year, and bonuses, if any, are paid before March 15 of such succeeding calendar year. Under the Bonus Plan, the Committee may establish performance goals applicable to any award which shall be selected from the performance factors set forth in the Company’s 2015 Equity Incentive Plan. Performance goals may be based on U.S. generally accepted accounting principles (“GAAP”) or non-GAAP results and any actual results may be adjusted by the Committee for one-time items, unbudgeted or unexpected items, acquisition-related activities or changes in applicable accounting rules when determining whether the performance goals have been met. The performance goals may differ from participant to participant and from award to award. The Bonus Plan is attached hereto as Exhibit 10.1 and the terms thereof are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Fitbit, Inc. Bonus Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FITBIT, INC.

Date:	March 29, 2016	By:	/s/ William Zerella
Name: William Zerella
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fitbit, Inc. Bonus Plan.